                                                    Exhibit A



                                                                                                      Chiralt
                                                        Chiralt             Adjustments              Pro Forma
                           ASSETS
Cash and cash equivalents                             $    21,782                                   $    21,782
Accounts receivable, net                              $    37,500                                   $    37,500
Inventory                                             $         -                                   $         -
Other current assets                                  $         -                                   $         -
                                                  --------------------------------------------------------------
  Total current assets                                $    59,282                   $0              $    59,282
Property and equipment, net                           $   289,896                                   $   289,896
Other                                                 $ 3,710,961                                   $ 3,710,961
                                                  ==============================================================
  Total assets                                        $ 4,060,139                   $0              $ 4,060,139
                                                  ==============================================================

                   LIABILITIES AND EQUITY
Accounts payable                                      $   501,686                                   $   501,686
Accrued liabilities and other                         $   505,246                                   $   505,246
Current maturities of long-                           $         -                                   $         -
  term obligations                                    $ 2,110,278                                   $ 2,110,278
                                                  --------------------------------------------------------------
  Total current liabilities                           $ 3,117,210                   $0              $ 3,117,210
Long-term obligations                                 $         -                                   $         -
                                                      $         -                                   $         -
Stockholders' equity:
 Common stock                                         $    20,000                                   $    20,000
 Preferred stock                                      $ 3,212,735                                   $ 3,212,735
 Paid-in capital                                      $     5,670                                   $     5,670
 Deficit                                              $(2,295,476)                                  $(2,295,476)
                                                  --------------------------------------------------------------
  Total stockholders' equity                          $   942,929                   $0              $   942,929
                                                  ==============================================================
                                                      $ 4,060,139                   $0              $ 4,060,139
                                                  ==============================================================

                                                     Page 5